EXHIBIT 4.39

Private & Confidential

          Dated  March 31, 2011

FOURTH SUPPLEMENTAL AGREEMENT
relating to
a Loan of
up to US$222,000,000
to
LEWISHAM MARITIME INC.
PULFORD OCEAN INC.
RAYFORD NAVIGATION CORP.
ROSSINGTON MARINE CORP.
and
QUEX SHIPPING INC.
as joint and several Borrowers

provided by
THE BANKS AND FINANCIAL INSTITUTIONS
listed in schedule 1

Agent, Security Agent and Account Bank
CITIBANK INTERNATIONAL PLC

Contents

Clause		Page
1	Definitions	2
2	Consent of the Creditors	3
3	Amendments to Principal Agreement and to Principal Corporate Guarantee	3
4	Representations and warranties	5
5	Conditions	6
6	Security Parties' confirmations	7
7	Fees and expenses	7
8	Miscellaneous and notices	8
9	Applicable law	9

Schedule 1 Names and addresses of the Banks		10
Schedule 2 Documents and evidence required as conditions precedent		11

THIS FOURTH SUPPLEMENTAL AGREEMENT is dated March 31, 2011 and made BETWEEN:

(1)	LEWISHAM MARITIME INC., a company incorporated in the British Virgin Islands (the "Lewisham Borrower");

(2)	PULFORD OCEAN INC., a company incorporated in the British Virgin Islands (the "Pulford Borrower");

(3)	RAYFORD NAVIGATION CORP., a company incorporated in the British Virgin Islands (the "Rayford Borrower");

(4)	ROSSINGTON MARINE CORP., a company incorporated in the British Virgin Islands (the "Rossington Borrower");

(5)
QUEX SHIPPING INC., a company incorporated in the British Virgin Islands (the "Quex Borrower" and, together with the Lewisham Borrower, the Pulford Borrower, the Rayford Borrower and the Rossington Borrower, the "Borrowers" and each a "Borrower");

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed as Banks in schedule 1 (together the "Banks");

(7)	CITIBANK INTERNATIONAL PLC as agent (in such capacity the "Agent"), security agent (in such capacity the "Security Agent") and account bank (in such capacity the "Account Bank");

(8)	BULK ENERGY TRANSPORT (HOLDINGS) LIMITED, a corporation incorporated in the Marshall Islands as Corporate Guarantor (the "Corporate Guarantor");

(9)	SAFBULK MARITIME S.A., a corporation incorporated in the Marshall Islands as Commercial Manager (the "Commercial Manager"); and

(10)
ENTERPRISES SHIPPING AND TRADING SA, a corporation incorporated in the Republic of Liberia (which has established a branch office in Greece under Greek Law 89/1967 as amended from time to time) as Technical Manager (the "Technical Manager" and, together with the Commercial Manager, the "Managers").

WHEREAS:

(A)	this Agreement is supplemental to:

(a)
a facility agreement dated 26 June 2007 as amended and supplemented and/or restated by a supplemental agreement dated 16 October 2007, a supplemental letter dated 10 July 2008, a second supplemental agreement dated 30 September 2009, a supplemental letter dated 4 August 2010 and a third supplemental agreement dated 20 December 2010 (together the "Principal Agreement") made between (inter alios) (1) the Borrowers, as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Security Agent, (5) the Account Bank and (6) the Arranger, relating to a loan facility of up to Two hundred and twenty two million Dollars ($222,000,000), of which the principal amount outstanding at the date hereof is $101,714,980.10, advanced by the Banks to the Borrowers for the purposes stated therein; and

(b)
a corporate guarantee dated 26 June 2007 as amended and supplemented by the second supplemental agreement dated 30 September 2009 referred to above (together the "Principal Corporate Guarantee") made between the Corporate Guarantor and the Security Agent in respect of the obligations of the Borrowers to the Creditors under the Principal Agreement;

(B)	the Borrowers and the Corporate Guarantor have requested that the Creditors consent to:

(a)	the temporary reduction of the minimum Equity Ratio requirement contained in clause 5.3.1 of the Principal Corporate Guarantee during the Amendment Period; and

(b)	certain other amendments to the terms of the Principal Agreement and the Principal Corporate Guarantee; and

(C)
this Agreement sets out (inter alia) the terms and conditions upon which the Creditors shall, at the request of the Borrowers and the Corporate Guarantor, agree to the above amendments and other arrangements.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Amendment Period" means the period commencing on 31 December 2010 and ending on 31 December 2011 inclusive;

"Corporate Guarantee" means the Principal Corporate Guarantee as amended by this Agreement;

"Creditors" means, together, the Agent, the Security Agent, the Account Bank and the Banks and "Creditor" means any of them;

"Effective Date" means                                2011;

"Facility Agreement" means the Principal Agreement as amended by this Agreement;

"Relevant Documents" means this Agreement; and

"Relevant Parties" means the Borrowers, the Managers and the Corporate Guarantor or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement and Principal Corporate Guarantee

1.3.1
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.3.2
References in the Principal Corporate Guarantee to "this Guarantee", shall with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Corporate Guarantee as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Corporate Guarantee, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.3 to 1.6 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2	Consent of the Creditors

2.1	Consent

The Creditors, relying upon the representations and warranties on the part of the Borrowers and the Corporate Guarantor contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before the date hereof of the conditions contained in clause 5 and schedule 2, the Creditors:

2.1.1	agree and consent to the matter set out in paragraph (a) of Recital (B) above; and

2.1.2	agree and consent to the amendment of the Principal Agreement on the terms set out in clause 3.1 and to the amendment of the Principal Corporate Guarantee on the terms set out in clause 3.2; and

2.1.3
waive, for the avoidance of doubt, any breach of clause 5.3.1 of the Principal Corporate Guarantee, as it may have occurred prior to the Effective Date (i.e. including in respect of the Accounting Period ended on 31 December 2010) Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Creditors' right to demand compliance by the Security Parties, and the Security Parties' obligation to comply, with such clause at any time after the Effective Date (as such clause is, during the Amendment Period, amended by this Agreement).

2.2	Payments

The Creditors and the Borrowers also hereby agree that, in consideration of the Creditors' consent referred to in clause 0, the Borrowers jointly and severally agree (a) to pay to the Agent the restructuring fee referred to in clause 7.1 in the amount, at the time and in the manner referred to in such clause 7.1, and (b) that failure by the Borrowers or any of them to pay the amounts referred to in this clause 2.2 at the times required therein and in this Agreement shall constitute an Event of Default under the Principal Agreement.

3	Amendments to Principal Agreement and to Principal Corporate Guarantee

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and (as so amended) it will continue to be binding upon the Creditors and the Borrowers upon such terms as so amended):

(a)	by deleting the definition of "Margin" in clause 1.2 of the Principal Agreement in its entirety and by inserting in its place the following new definition of "Margin":

""Margin" means:

(a)	for the period commencing on the first Drawdown Date and ending on 30 June 2009, zero point seven five per cent (0.75%) per annum;

(b)	for the period commencing on 1 July 2009 and ending on 30 June 2010, two per cent (2%) per annum;

(c)	for the period commencing on 1 July 2010 and ending on 24 September 2010, zero point seven five per cent (0.75%) per annum;

(d)	for the period commencing on 25 September 2010 and ending on 31 December 2010, one point seven five per cent (1.75%) per annum;

(e)	for the period commencing on 1 January 2011 and ending on 31 December 2011, two per cent (2%) per annum; and

(f)	from 1 January 2012 and at all other times thereafter, one point seven five per cent (1.75%) per annum;";

3.1.1	by inserting the following new definition in clause 1.2 of the Principal Agreement in the correct alphabetical order:

""Fourth Supplemental Agreement" means the agreement dated                           2011 made between (inter alios) the Borrowers, the Corporate Guarantor and the Creditors supplemental to this Agreement;"; and

3.1.2	by inserting in the definition of "Security Documents" in clause 1.2 of the Principal Agreement after the words "the Third Supplemental Agreement," the words "the Fourth Supplemental Agreement,".

3.2	Amendments to Principal Corporate Guarantee

The Principal Corporate Guarantee shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.2.1	by inserting the following new definition of "Second Amendment Period" in clause 1.2 of the Principal Corporate Guarantee in the correct alphabetical order:

""Second Amendment Period" means the period commencing on 31 December 2010 and ending on 31 December 2011 inclusive;

3.2.2	by replacing in clause 5.2.1 of the Principal Corporate Guarantee the words "Amendment Period" in lines 6, 8 and 10, with the words "the Second Amendment Period";

3.2.3	by deleting clause 5.2.5 of the Principal Corporate Guarantee in its entirety and by replacing it with the following new clause 5.2.5:

"5.2.5   Dividends

purchase or otherwise acquire for value any shares of its capital or declare, pay or make any dividends or distributions to any of its shareholders during, by reference to, or in respect of:

(a)	the period between 30 June 2009 and 30 June 2010 (or during or by reference to any financial period falling within such period; or

(b)	the period between 31 December 2010 and 31 December 2011 (or during or by reference to any financial period falling within such period).";

3.2.4	by deleting clause 5.3.1 of the Principal Corporate Guarantee in its entirety and by replacing it with the following new clause 5.3.1:

"5.3.1 The Guarantor undertakes that it will ensure that:

(a)	subject to paragraph (b) below, the Equity Ratio will not be, at the end of any Accounting Period or at any other time, lower than 0.3:1.0; and

(b)
at the end of the Accounting Periods ending on 31 December 2009, 30 June 2010, 30 June 2011 and 31 December 2011 and at any other times during such Accounting Periods, the Equity Ratio will not be lower than 0.175:1.0;";

3.2.5	by inserting in the heading of clause 5.4 of the Principal Corporate Guarantee after the words "Amendment Period" the words "and the Second Amendment Period";

3.2.6	by inserting in the first and second lines of the first paragraph of clause 5.4, after the words "throughout the Amendment Period" the words "and throughout the Second Amendment Period";

3.2.7	by inserting in the second line of clause 5.5.1 of the Principal Corporate Guarantee, after the words "Amendment Period" the words "and the Second Amendment Period"; and

3.2.8	by inserting in the third line of clause 5.5.2 of the Principal Corporate Guarantee, after the words "Amendment Period", the words "and the Second Amendment Period".

3.3	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement, the Principal Corporate Guarantee and the other Security Documents shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) the Principal Corporate Guarantee and this Agreement shall be read and construed as one instrument.

3.4	Valuations

The Creditors, the Borrowers and the Corporate Guarantor herby agree that during the Amendment Period the Agent will obtain valuations of the Mortgaged Ships in accordance with clause 8.2.2 of the Principal Agreement at intervals of approximately three (3) months and, for the avoidance of doubt, the cost of any and all such valuations will be borne by the Borrowers.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Borrowers and the Corporate Guarantor represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee were true and correct on the date of the Principal Agreement and the Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents, and the submissions by the Relevant Parties therein to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of the Corporate Guarantee and clause 7 of the Principal Agreement (as amended by this Agreement) shall be deemed to be repeated by the Borrowers and the Corporate Guarantor, respectively, on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consents and waiver of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consents and waiver of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6	Security Parties' confirmations

6.1	Guarantee

The Corporate Guarantor hereby confirms its consent to the amendments to the Principal Agreement hereunder and the other arrangements referred to in clause 2, and agrees that:

6.1.1
the Principal Corporate Guarantee and the obligations of the Corporate Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement contained in this Agreement and the other arrangements referred to in clause 2; and

6.1.2
with effect from the Effective Date, references in the Principal Corporate Guarantee to "the Facility Agreement" or "the Agreement" or "the Loan Agreement" (or equivalent references) shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

6.2	Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement hereunder and the other arrangements referred to in clause 2, and agrees that:

6.2.1
the Security Documents to which such Relevant Party is a party and the obligations of the relevant Relevant Party thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement and the Principal Corporate Guarantee contained in this Agreement and the other arrangements referred to in clause 2; and

6.2.2
with effect from the Effective Date, references in the Security Documents to which such Relevant Party is a party to "the Facility Agreement" or "the Agreement" or "the Loan Agreement" or the "Corporate Guarantee" or the "Guarantee" (or equivalent references) shall henceforth be references to the Principal Agreement and the Principal Corporate Guarantee, respectively, as each is amended by this Agreement and, in each case, as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers and the Corporate Guarantor.

7	Fees and expenses

7.1	Fees

The Borrowers hereby jointly and severally agree to pay to the Agent for the account of the Banks (pro rata in accordance with their Contributions), a restructuring fee of $ 406,860 on or before the date of this Agreement. The fee referred to in this clause 7.1 is non-refundable.

7.2	Expenses

The Borrowers hereby, jointly and severally agree to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of any of the Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under any of the Relevant Documents;

7.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under any of the Relevant Documents or otherwise in respect of the monies owing and obligations incurred under any of the Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement or any other Relevant Document and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Borrowers, the Corporate Guarantor or any of them hereunder shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 17.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly.  Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrowers and whether or not the deficiency is known to the Creditors or any of them.  The Creditors shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the other Borrowers.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts.  Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers E.J.C. Album, Solicitor at present of Exchange Tower (10th floor), 1 Harbour Exchange Square, London E14 9GE, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings, and each of the Relevant Parties further undertakes that, in the event that such individual passes away or cannot be found, each of the Relevant Parties hereby irrevocably and unconditionally authorises the Agent to designate, appoint and empower on their behalf, Messrs Cheeswrights at their then principal place of business in London, as substitute process agents of E.J.C. Album for the purposes of this clause.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Names and addresses of the Banks

Name	Address
Citibank International plc	47 - 49 Akti Miaouli 185 36 Piraeus Greece
Alpha Bank A.E.	Piraeus Shipping Division 960 89 Akti Miaouli 185 35 Piraeus Greece
Credit Suisse AG	St. Alban-Graben 1-3 P.O. Box CH4002 Basle Switzerland
The Governor and Company of the Bank of Ireland	Head Office Lower Baggot Street Dublin 2 Ireland
Samba Financial Group, London Branch	Nigthtingale House 65 Curzon Street Mayfair London W1J 8PF England
Agricultural Bank of Greece S.A., Piraeus Branch	37 Iroon Politechniou Street 185 32 Piraeus Greece
FBB-First Business Bank S.A.	Shipping Division 62 Notara & Sotiros Dios Street 185 35 Piraeus Greece
Scotiabank Europe plc	Scotiabank Europe PLC Scotia House 33 Finsbury Square London EC1A 1BB

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified by an officer of the Relevant Parties as:

(i)    being true and correct;

(ii)   being duly passed at meetings of the directors or adopted by the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)   not having been amended, modified or revoked; and

(iv)   being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified by an officer of such Relevant Party to be true, complete and up to date.

2	Consents

a certificate from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	Legal opinions

such legal opinions in relation to the laws of the Marshall Islands, Liberia and the British Virgin Islands and any other legal opinion as the Agent shall in its reasonable discretion deem appropriate;

4	Process agent

an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and the other Relevant Documents in which it is or is to be appointed as such Relevant Party's agent;

5	Fee

payment by the Borrowers of the fee payable by the Borrowers under clause 7.1;

6	Interest payments

payment by the Borrowers of any amount of interest due and payable to the Banks as a result of the retroactive increase of the Margin under this Agreement with effect from 31 December 2010, such that any increased portion of the Margin for the period between 31 December 2010 and the Effective Date which remains unpaid, has been paid in full by the Borrowers; and

7	Registration forms

such statutory forms duly signed by the Borrowers and any Relevant Party to the Relevant Documents as may be required by the Agent to perfect the security contemplated by the New Security Documents.

Borrowers

EXECUTED as a DEED by	)
for and on behalf of	)
LEWISHAM MARITIME INC.	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
PULFORD OCEAN INC.	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
RAYFORD NAVIGATION CORP.	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
ROSSINGTON MARINE CORP.	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
QUEX SHIPPING INC.	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

Creditors

SIGNED by	)
for and on behalf of	)
CITIBANK INTERNATIONAL PLC	)
as Agent, Security Agent, Account Bank and Bank	)	Attorney-in-fact

SIGNED by	)
and by	)	Authorised Signatory
for and on behalf of	)
ALPHA BANK A.E.	)
as Bank	)	Authorised Signatory

SIGNED by	)
for and on behalf of	)
CREDIT SUISSE	)
as Bank	)	Attorney-in-fact

SIGNED by	)
for and on behalf of	)
THE GOVERNOR AND COMPANY OF	)
THE BANK OF IRELAND	)
as Bank	)	Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SAMBA FINANCIAL GROUP, LONDON BRANCH	)
as Bank	)	Authorised Signatory

SIGNED by	)
for and on behalf of	)
AGRICULTURAL BANK OF GREECE S.A.,	)
PIRAEUS BRANCH	)
as Bank		Authorised Signatory

SIGNED by	)
for and on behalf of	)
FBB-FIRST BUSINESS BANK S.A.	)
as Bank	)	Attorney-in-fact

SIGNED by	)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
as Bank	)	Attorney-in-fact

Security Parties

EXECUTED as a DEED by	)
for and on behalf of	)
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED	)
as Corporate Guarantor	)
in the presence of:	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
ENTERPRISES SHIPPING AND TRADING SA	)
as Technical Manager	)
in the presence of:	)	Attorney-in-fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
SAFBULK MARITIME S.A.	)
as Commercial Manager	)
in the presence of:	)	Attorney-in-fact

Witness
Name:
Address:
Occupation: